EXHIBIT 99.1

ADDITIONAL INFORMATION

Reporting Person: TCTC Holdings, LLC

The name and present principal occupation or employment of each director and executive officer of, and each person controlling, TCTC Holdings, LLC is set forth below. Except as otherwise described herein, the business address of each person named below is 3838 Oak Lawn Avenue, Suite 1650, Dallas, Texas, 75219. Each natural person named below is a citizen of the United States of America. During the last five years, no person named below has been convicted in a criminal proceeding, or was a party to a civil proceeding, required to be disclosed herein.

Name	Title	Principal Occupation
R. Kevin Hardage	Manager and Member	Manager of TCTC Holdings, LLC
Philip Kistler	Manager, Member and Principal	Manager of TCTC Holdings, LLC
R. Craig Knocke	Manager, Member and Principal	Manager of TCTC Holdings, LLC

The aggregate number and percentage of shares of Common Stock of the Company beneficially owned by each director and executive officer of, and each person controlling, TCTC Holdings, LLC, is set forth below.

TCTC Holdings, LLC
Name	Aggregate Number	Percentage of Class	Sole Power to Vote	Shared Power to Vote	Sole Power to Dispose	Shared Power to Dispose
R. Kevin Hardage	26,629	0.0%	26,629	0	26,629	0

Reporting Person: Trust Creek Trust Company, LTA

The name and present principal occupation or employment of each director and executive officer of, and each person controlling, Turtle Creek Trust Company, LTA is set forth below. Except as otherwise described herein, the business address of each person named below is 3838 Oak Lawn Avenue, Suite 1650, Dallas, Texas, 75219. Each natural person named below is a citizen of the United States of America. During the last five years, no person named below has been convicted in a criminal proceeding, or was a party to a civil proceeding, required to be disclosed herein.

Name	Title	Principal Occupation
R. Kevin Hardage	Director	Manager of TCTC Holdings, LLC
Philip Kistler	Director, President and Chief Executive Officer	Manager of TCTC Holdings, LLC
R. Craig Knocke	Director	Manager of TCTC Holdings, LLC
Robert G. McKenzie	Director	Director of Turtle Creek Trust Company, LTA
David C. Sherman	Director	Director of Turtle Creek Trust Company, LTA

The aggregate number and percentage of shares of Common Stock of the Company beneficially owned by each director and executive officer of, and each person controlling, Turtle Creek Trust Company, LTA is set forth below.

Turtle Creek Trust Company
Name	Aggregate Number	Percentage of Class	Sole Power to Vote	Shared Power to Vote	Sole Power to Dispose	Shared Power to Dispose
R. Kevin Hardage	26,629	0.0%	26,629	0	26,629	0
Robert G. McKenzie	58,455	0.0%	55,755	1,000	55,755	2,700

Reporting Person: Turtle Creek Management, LLC

The name and present principal occupation or employment of each director and executive officer of, and each person controlling, Turtle Creek Management, LLC is set forth below. Except as otherwise described herein, the business address of each person named below is 3838 Oak Lawn Avenue, Suite 1650, Dallas, Texas, 75219. Each natural person named below is a citizen of the United States of America. During the last five years, no person named below has been convicted in a criminal proceeding, or was a party to a civil proceeding, required to be disclosed herein.

Name	Title	Principal Occupation
R. Kevin Hardage	Principal	Manager of TCTC Holdings, LLC
Philip Kistler	Principal	Manager of TCTC Holdings, LLC
R. Craig Knocke	Principal	Manager of TCTC Holdings, LLC

The aggregate number and percentage of shares of Common Stock of the Company beneficially owned by each director and executive officer of, and each person controlling, Turtle Creek Management, LLC, is set forth below.

Turtle Creek Management, LLC
Name	Aggregate Number	Percentage of Class	Sole Power to Vote	Shared Power to Vote	Sole Power to Dispose	Shared Power to Dispose
R. Kevin Hardage	26,629	0.0%	26,629	0	26,629	0